Exhibit 10.1

 The use of the following notation in this exhibit indicates that the confidential portion has been omitted pursuant to Item 601(b)(10)(iv) whereby certain identified information has been excluded because it is both not material and the type that the registrant treats as private or confidential: [redacted]

EXECUTION VERSION

SPONSOR SUPPORT AGREEMENT

This Sponsor Support Agreement (this “Agreement”) is dated as of August 11, 2023, by and among Mountain & Co. I Sponsor LLC, a Cayman Islands limited liability company (the “Sponsor Holdco”), the Persons set forth on Schedule I hereto under the heading “Sponsors” (together with the Sponsor Holdco, each, a “Sponsor” and, together, the “Sponsors”), the Persons set forth on Schedule II hereto (the “D&Os,” and, together with the Sponsors, the “Supporting Parties”) and Mountain & Co. I Acquisition Corp., a Cayman Islands exempted company limited by shares (“Mountain SPAC”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, the Supporting Parties collectively are the holders of record and the “beneficial owners” (within the meaning of Rule 13d-3 under the Exchange Act) of 5,750,000 Mountain Class B Shares and 13,500,000 Mountain Warrants in the aggregate as set forth on Schedule I attached hereto;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, Futbol Club Barcelona, a sport association (asociación deportiva) (“FCB”), Barça Produccions S.L., a Spanish limited liability corporation wholly owned by FCB and Mountain SPAC have entered into a Business Combination Agreement (as amended or modified from time to time, the “Business Combination Agreement”), dated as of the date hereof, pursuant to which, among other transactions, (a) Mountain & Co. I Merger Sub, a Cayman Islands exempted company, is to merge with and into Mountain SPAC (the “Merger”), with Mountain SPAC continuing on as the surviving entity (the “Surviving Company”) and a wholly owned subsidiary of Mountain & Co. Dutch Merger Company B.V., a Netherlands private limited liability company, and (b) each of the resulting ordinary shares of the Surviving Company will be automatically exchange for one TopCo Ordinary Share, and each outstanding Mountain Warrant will, by its terms, convert into a Converted Warrant exercisable for one TopCo Ordinary Share, in each case, on the terms and subject to the conditions set forth in the Business Combination Agreement (the “Exchange” and, together with the Merger, the “BCA Transactions”), in each case, on the terms and conditions set forth therein; and

WHEREAS, as an inducement to Mountain SPAC to enter into the Business Combination Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
SUPPORT AGREEMENT; COVENANTS

Section 1.1      Business Combination Agreement. Each Supporting Party hereby acknowledges that it has read the Business Combination Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors.

Section 1.2      New Shares. In the event that (a) any Mountain Class B Shares, Mountain Warrants or other equity securities of Mountain SPAC are issued to such Supporting Party after the date of this Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Mountain Class B Shares or Mountain Warrants of, on or affecting the Mountain Class B Shares or Mountain Warrants owned by such Supporting Party or otherwise, (b) a Supporting Party purchases or otherwise acquires beneficial ownership of any Mountain Class B Shares, Mountain Warrants or other equity securities of Mountain SPAC after the date of this Agreement, or (c) a Supporting Party acquires the right to vote or share in the voting of any Mountain Class B Shares or other equity securities of Mountain SPAC after the date of this Agreement (such Mountain Class B Shares, Mountain Warrants or other equity securities of Mountain SPAC, collectively the “New Securities”), then such New Securities acquired or purchased by such Supporting Party shall be subject to the terms of this Agreement to the same extent as if they constituted the Mountain Class B Shares or Mountain Warrants owned by such Supporting Party as of the date hereof.

Section 1.3      Certain Agreements of Supporting Parties.

(a)            At any meeting of the shareholders of Mountain SPAC, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of Mountain SPAC is sought, each Supporting Party shall (i) appear at each such meeting or otherwise cause all of its Mountain Class B Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of its Mountain Class B Shares:

(i)            in favor of the Transaction Proposals; and

(ii)           against any (A) Acquisition Proposal or any proposal relating to an Acquisition Proposal, or the adoption of an agreement to enter into an Acquisition Proposal (in each case, other than the Transaction Proposals), or (B) any action, transaction or agreement that would (x) result in a breach of any representation or warranty or covenant of Mountain SPAC under the Business Combination Agreement or such Supporting Party under this Agreement (or any other Ancillary Document) or any of the conditions to the consummation of the Transactions not being fulfilled in accordance with the Business Combination Agreement, this Agreement and the other Ancillary Documents, (y) prevent, delay or impair consummation of the Transactions, or (z) facilitate any proposal relating to an Acquisition Proposal or any agreement to enter into an Acquisition Proposal.

2

Notwithstanding anything to the contrary set forth herein, the parties hereto hereby acknowledge and agree that each Supporting Party signs this Agreement solely in such Supporting Party’s capacity as a holder of Mountain Class B Shares or Mountain Warrants and not, if applicable, in such Supporting Party’s capacity as director, officer, or employee of Mountain SPAC, as applicable. Notwithstanding anything to the contrary in this Agreement, nothing herein will in any way prevent, limit or otherwise restrict a director or officer of Mountain SPAC in the taking of any actions (or failure to act) in his or her capacity as a director or officer of Mountain SPAC, or in the exercise of his or her fiduciary duties as a director or officer of Mountain SPAC, or prevent or be construed to create any obligation on the part of any director or officer of Mountain SPAC from taking any action in his or her capacity as such director or officer, and no action taken in any such capacity as an officer or director of Mountain SPAC shall be deemed to constitute a breach of this Agreement.

(b)            Each Supporting Party shall comply with, and fully perform all of its obligations, covenants and agreements set forth in, that certain Letter Agreement, dated as of November 4, 2021, by and among the applicable Supporting Parties and Mountain SPAC (the “Letter Agreement”), including the obligations of the applicable Supporting Parties pursuant to Section 2 therein to not redeem any Mountain Class B Shares owned by the applicable Supporting Parties in connection with the transactions contemplated by the Business Combination Agreement.

Section 1.5      Transfers. Subject to the earlier termination of this Agreement in accordance with Section 3.1, the Supporting Party agrees not to (a) transfer any Mountain Class B Shares or (b) deposit any Mountain Class B Shares into a voting trust or enter into a voting agreement or any similar agreement, arrangement or understanding with respect to such Mountain Class B Shares or grant any proxy (except as otherwise provided herein), consent or power of attorney with respect thereto (other than pursuant to this Agreement); provided, that the Supporting Party may transfer any such Mountain Class B Shares to any (x) Affiliates, (y) spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild or the spouse of any child, adopted child, grandchild or adopted grandchild of any Stockholder or any of its Affiliates, or (z) any trust, the trustees of which include only the Persons named in clause (y) and the beneficiaries of which include only the Persons named in clause (y), in each case, if, and only if, such transferee of such Mountain Class B Shares evidences in a writing reasonably satisfactory to Mountain SPAC such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as the Supporting Party.

Section 1.6      Waiver of Anti-Dilution Provision. Each Supporting Party hereby (but subject to the consummation of the Transactions) waives (for itself, for its successors, heirs and assigns), to the fullest extent permitted by law and the amended and restated memorandum and articles of association of Mountain SPAC (as may be amended from time to time, the “Articles”), the provisions of Article 17.3 of the Articles to have the Mountain Class B Shares convert to Mountain Class A Shares at a ratio of greater than one-for-one, or any other adjustments or anti-dilution protections that arise in connection with the issuance of Mountain Class B Shares. The waiver specified in this Section 1.6 shall be applicable only in connection with the transactions contemplated by the Business Combination Agreement and this Agreement (and any shares of Mountain Class A Shares or equity-linked securities issued in connection with the transactions contemplated by the Business Combination Agreement and this Agreement) and shall be void and of no force and effect if the Business Combination Agreement shall be terminated for any reason.

3

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1      Representations and Warranties of the Supporting Parties. Each Supporting Party represents and warrants as of the date hereof to Mountain SPAC (solely with respect to itself, himself or herself and not with respect to any other Supporting Party) as follows:

(a)            Organization; Due Authorization. If such Supporting Party is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Supporting Party’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Supporting Party. If such Supporting Party is an individual, such Supporting Party has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement has been duly executed and delivered by such Supporting Party and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Supporting Party, enforceable against such Supporting Party in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of the applicable Supporting Party.

(b)            Ownership. Such Supporting Party is the record and beneficial owner (as defined in the Securities Act) of, and has good title to, all of such Supporting Party’s Mountain Class B Shares and Mountain Warrants, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Mountain Class B Shares or Mountain Warrants (other than transfer restrictions under the Securities Act)) affecting any such Mountain Class B Shares or Mountain Warrants, other than Liens pursuant to (i) this Agreement, (ii) the Governing Documents of Mountain SPAC, (iii) the Business Combination Agreement, (iv) the Letter Agreement or (v) any applicable securities Laws.

(c)            No Conflicts. The execution and delivery of this Agreement by such Supporting Party does not, and the performance by such Supporting Party of his, her or its obligations hereunder will not, (i) if such Supporting Party is not an individual, conflict with or result in a violation of the organizational documents of such Supporting Party or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Supporting Party or such Supporting Party’s Mountain Class B Shares or Mountain Warrants), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Supporting Party of its obligations under this Agreement.

(d)            Litigation. There are no Proceedings pending against such Supporting Party, or to the knowledge of such Supporting Party threatened against such Supporting Party, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Entity, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Supporting Party of its, his or her obligations under this Agreement.

4

(e)            No Broker Fees. Except as described on Section 5.4 of the Mountain Disclosure Schedules, no broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Business Combination Agreement, based upon arrangements made by such Person, for which Mountain SPAC has any obligation.

(f)            Reliance. Such Supporting Party understands and acknowledges that Mountain SPAC is entering into the Business Combination Agreement in reliance upon such Supporting Party’s execution and delivery of this Agreement.

ARTICLE III
MISCELLANEOUS

Section 3.1      Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest of (a) the Closing Date, (b) the liquidation of Mountain SPAC, (c) such date and time as the Business Combination Agreement is validly terminated in accordance with its terms, and (d) the written agreement of the Sponsor and Mountain SPAC. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination. This Article III shall survive the termination of this Agreement.

Section 3.2      Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 3.3      Jurisdiction; Waiver of Jury Trial.

(a)            Any proceeding or Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties hereto irrevocably (i) submits to the exclusive jurisdiction of each such court in any such proceeding or Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the proceeding or Action shall be heard and determined only in any such court, and (iv) agrees not to bring any proceeding or Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Legal Proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action, suit or proceeding brought pursuant to this Section 3.3.

5

(b)            EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.4      Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned, delegated or transferred (including by operation of law) without, as to each Supporting Party, the prior written consent of Mountain SPAC and such Supporting Party.

Section 3.5      Specific Performance. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the chancery court or any other state or federal court within the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity.

Section 3.6      Amendment; Waiver. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon, with respect to each Supporting Party, the execution and delivery of a written agreement executed by Mountain SPAC and such Supporting Party.

Section 3.7      Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 3.8      Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by facsimile (having obtained electronic delivery confirmation thereof), e-mail (having obtained electronic delivery confirmation thereof), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) addressed as follows:

If to Mountain SPAC:

c/o Mountain & Co. I Acquisition Corp.
4001 Kennett Pike, Suite 302
Wilmington, Delaware 19807

United States
Attention: Alexander Hornung
E-mail: [redacted]

6

with a copy to (which will not constitute notice):

Sullivan & Cromwell LLP
Neue Mainzer Strasse 52
Frankfurt am Main, 60311

Germany
Attention: Carsten Berrar

Krystian Czerniecki

Konstantin Technau

Mario Schollmeyer

E-mail:   [redacted]

[redacted]

[redacted]

[redacted]

If to a Sponsor:

To such Sponsor’s address set forth in Schedule I

with a copy to (which will not constitute notice):

Sullivan & Cromwell LLP
Neue Mainzer Strasse 52
Frankfurt am Main, 60311

Germany
Attention: Carsten Berrar

Krystian Czerniecki

Konstantin Technau

Mario Schollmeyer

E-mail:   [redacted]

[redacted]

[redacted]

[redacted]

7

If to a D&O:

To such D&O’s address set forth in Schedule II

with a copy to (which will not constitute notice):

Sullivan & Cromwell LLP
Neue Mainzer Strasse 52
Frankfurt am Main, 60311

Germany
Attention: Carsten Berrar

Krystian Czerniecki

Konstantin Technau

Mario Schollmeyer

E-mail:   [redacted]

[redacted]

[redacted]

[redacted]

Section 3.9      Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

Section 3.10     Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

8

IN WITNESS WHEREOF, the Supporting Parties and Mountain SPAC, have each caused this Sponsor Support Agreement to be duly executed as of the date first written above.

SPONSORS:

MOUNTAIN & CO. I SPONSOR LLC

By:	/s/ Cornelius Boersch
	Name:	Dr. Cornelius Boersch
	Title:	Director

/s/ Dr. Cornelius Boersch
Name:	Dr. Cornelius Boersch

/s/ Daniel Wenzel
Name:	Daniel Wenzel

/s/ Alexander Hornung
Name:	Alexander Hornung

/s/ Utz Claassen
Name:	Prof. Dr. Utz Claassen

/s/ Miles Gilburne
Name:	Miles Gilburne

/s/ Winston Ma
Name:	Winston Ma

/s/ Philipp Rösler
Name:	Dr. Philipp Rösler

[Signature Page to Sponsor Support Agreement]

D&Os:

/s/ Cornelius Boersch
Name:	Dr. Cornelius Boersch

/s/ Daniel Wenzel
Name:	Daniel Wenzel

/s/ Alexander Hornung
Name:	Alexander Hornung

/s/ Utz Claassen
Name:	Prof. Dr. Utz Claassen

/s/ Miles Gilburne
Name:	Miles Gilburne

/s/ Philipp Rösler
Name:	Dr. Philipp Rösler

[Signature Page to Sponsor Support Agreement]

Mountain SPAC:

MOUNTAIN & cO. I ACQUISITION CORP.

By:	/s/ Cornelius Boersch
	Name:	Dr. Cornelius Boersch
	Title:	Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

Schedule I

Sponsor Mountain Class B Shares and Mountain Warrants

[Omitted]

[Schedule I to Sponsor Support Agreement]

Schedule II

D&Os

[Omitted]

[Schedule II to Sponsor Support Agreement]